                          ARTICLES OF INCORPORATION

                                     OF

                CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

          THE UNDERSIGNED ADULT NATURAL PERSON, ACTING AS INCORPORATOR, HEREBY ESTABLISHES A NONPROFIT CORPORATION PURSUANT TO THE COLORADO NONPROFIT CORPORATION ACT AND ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION:

          FIRST:    NAME.  The name of the corporation is Castle Rock Ranch
Public Improvements Authority.

          SECOND:   DURATION.  The corporation shall have perpetual existence.

          THIRD:    (a)  PURPOSES.  The corporation is organized and shall be
operated exclusively on behalf of and for the benefit and in furtherance of the purposes of Dawson Ridge Metropolitan District No. 5 (the "District") and the inhabitants thereof. All monies realized by the corporation shall be used exclusively for the operation, maintenance and development of property of the corporation, including payment of obligations of the corporation in connection therewith, which property shall be used to provide public facilities. Any such property shall be located within the District or have a substantial connection therewith.

                    (b) POWERS. In furtherance of the foregoing purposes and objectives (but not otherwise) and subject to the restrictions set forth in section (c) of this article, the corporation shall have and may exercise all of the powers now or hereafter conferred upon nonprofit corporations organized under the laws of Colorado and may do everything necessary or convenient for the accomplishment of any of the corporate purposes, either alone or in connection with other organizations, entities or individuals, and either as principal or agent, subject to such limitations as are or may be prescribed by law.

                    (c)  RESTRICTIONS ON POWERS.

                         (1)  No part of the net earnings or earnings of the
corporation shall inure to, or to the benefit of or be distributable to, any director or officer of the corporation, or any other private person (except that reasonable compensation may be paid for services rendered to or for the benefit of the corporation affecting one or more of its purposes), and no director or officer of the corporation, or any other individual, shall be entitled to share in any distribution of any of the corporate assets on dissolution of the corporation or otherwise.

                         (2)  No substantial part of the activities of the
corporation shall consist of carrying on propaganda or otherwise attempting to influence legislation. The corporation shall not participate or intervene in (including the publishing or distribution of statements) any political campaign on behalf of or in opposition to any candidate for public office.

                         (3)  All property of the corporation shall be owned
for the benefit of the District. Upon dissolution of the corporation, all of the corporation's assets remaining after payment of or provision for all of its liabilities shall be paid over or transferred to the District.

                         (4)  The corporation at all times shall be one not
organized for profit.

          FOURTH:   REGISTERED OFFICE AND AGENT.  The address of the initial
registered office of the corporation is 7951 East Maplewood Avenue, Suite 326, Englewood, Colorado 80111. The name of its initial registered agent at such address is Roger Addlesperger.

          FIFTH:    MEMBERS.  The corporation shall have no members.

          SIXTH:    (a)  BOARD OF DIRECTORS.  The management of the affairs of the corporation shall be vested in a Board of Directors, except as otherwise provided in the Colorado Nonprofit Corporation Act, these articles of incorporation or the bylaws of the corporation. The number of directors, their classifications, if any, their terms of office and the manner of their election or appointment shall be determined according to the bylaws of the corporation from time to time in force.

                    (b) LIABILITY OF DIRECTORS. No director shall be personally liable to the corporation for monetary damages for any breach of fiduciary duty as a director, except that the foregoing shall not eliminate or limit such director's liability to the corporation for monetary damages for the following: (1) any breach of such director's duty of loyalty to the corporation, (2) any of such director's acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) acts specified in C.R.S. Section 7-24-111, as it now exists or hereafter may be amended (regarding a director's assent to or participation in the making of any loan by the corporation to any director or officer of the corporation), or (4) any transaction from which such director derived an improper personal benefit. If the Colorado Nonprofit Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be further eliminated or limited to the fullest extent permitted by the Colorado Nonprofit Corporation Act. Any repeal or modification of this Article SIXTH (b) shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                    (c) INITIAL BOARD. Two directors shall constitute the initial Board of Directors. Their names and addresses are as follows:

          Name                     Address
          ----                     -------
          Franklin L. Haney        605 Chestnut Street, Suite 200
                                   Chattanooga, Tennessee 37450

          C. Roger Addlesperger    7951 East Maplewood Avenue, Suite 326
                                   Englewood, Colorado 80111

          SEVENTH: BYLAWS. The initial bylaws of the corporation shall be as adopted by the Board of Directors. The Board of Directors shall have power to alter, amend or repeal the bylaws from time to time in force and adopt new bylaws. The bylaws of the corporation may contain any provisions for the regulation or management of the affairs of the corporation that are not inconsistent with law or these articles of incorporation, as these articles may from time to time be amended. However, no bylaw at any time in effect, and no amendment to these articles, shall have the effect of giving any director or officer of the corporation any proprietary interest in the corporation's property or assets, whether during the term of the corporation's existence or as an incident to its dissolution.

          EIGHTH:   INCORPORATOR.  The name and address of the incorporator is:

               Kent C. Veio, Esq.
               410 17th Street, Suite 2200
               Denver, Colorado  80202


Dated: Feb. 9, 1996


                                       Kent C. Veio
                                       ------------------------------------
                                       Kent C. Veio - Incorporator

                                  ACKNOWLEDGMENT


STATE OF COLORADO             )
                              )  s.
CITY AND COUNTY OF DENVER     )

          Acknowledged before me this 9th day of February, 1996, by Kent C. Veio as incorporator.

          Witness my hand and official seal.

          My commission expires     My Commission Expires Nov. 23, 1996
                                    410 17th Street, 22nd Floor
                                    Denver, Colorado 80202


(SEAL)                                 Sheila M. Grisham
                                       ------------------------------------
                                       Notary Public

 STATE OF COLORADO
DEPARTMENT OF STATE
 I hereby certify that this is a true and
complete copy of the document filed in
this office and admitted to record in
File 961019210
     ------------------------------------

-----------------------------------------                [SEAL]
DATED APRIL (??), 1996

VICTORIA BUCKLEY
------------------------------------------

By [ILLEGIBLE]
   ---------------------------------------

                            UNANIMOUS WRITTEN CONSENT
                       OF FIRST ORGANIZATIONAL MEETING OF
                             THE BOARD OF DIRECTORS
                                       OF
                 CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY


     The undersigned, constituting all of the duly elected members of the Board of Directors of Castle Rock Ranch Public Improvements Authority, a Colorado nonprofit corporation (the "CORPORATION"), do hereby adopt the following resolutions by unanimous written consent without a meeting, in accordance with the provisions of Section 7-23-110 of the Colorado Nonprofit Corporation Act, effective as of the 1st day of March 1996;


     1.   RESIGNATION OF INCORPORATOR

          WHEREAS there are no further actions necessary to be taken by the Incorporator of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED that all actions of every nature shown to have been taken or authorized by the Incorporator are hereby ratified, approved and confirmed; and

          RESOLVED FURTHER that the resignation of Kent C. Veio as Incorporator of Castle Rock Ranch Public Improvements Authority, a Colorado nonprofit corporation, be, and it hereby is, accepted.

     2.   APPROVAL OF ARTICLES OF INCORPORATION

          WHEREAS, the Articles of Incorporation of the Corporation were filed on February 9, 1996, in the office of the Colorado Secretary of State;

          NOW, THEREFORE, BE IT RESOLVED that the duly filed Articles of Incorporation, a copy of which is attached hereto as Exhibit "A," be, and the same hereby is, approved and accepted and that the Secretary of the Corporation is hereby directed to insert a copy of the Articles of Incorporation, certified by the Secretary of State, into the minute book of the Corporation.

     3.   ADOPTION OF BYLAWS

          NOW, THEREFORE, BE IT RESOLVED that the Board of Directors hereby approves and adopts the Bylaws for the regulation and management of the Corporation's affairs substantially in the form attached hereto as Exhibit "B"; and

          RESOLVED FURTHER that the Secretary is hereby directed to execute a certification of the adoption of said Bylaws and to file said Bylaws as so certified in the minute book of the Corporation, and to see that a copy of said Bylaws, similarly certified, is kept at the principal office of the Corporation.

     4.   ELECTION OF OFFICERS

          WHEREAS, it is deemed to be in the best interest of the Corporation to elect officers to be in charge of the day-to-day operations of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED that the Board of Directors hereby duly elects and appoints the following individuals and that each person be, and he or she hereby is, elected to the office or offices of the Corporation set forth next to his or her name below, and that each such person shall serve at the pleasure of the Board:

          C. Roger Addlesperger              President
          Franklin L. Haney                  Secretary
          Franklin L. Haney                  Treasurer

     5.   ADOPTION OF A CORPORATE SEAL

          WHEREAS, it is deemed to be in the best interest of the Corporation to adopt a corporate seal; and

          NOW, THEREFORE, BE IT RESOLVED that the corporate seal consisting of concentric circles with the full name of the Corporation, the words "Corporate Colorado Seal" in the form, words and figures set forth below is hereby adopted as the seal of the Corporation.

     6.   AMORTIZATION OF ORGANIZATIONAL EXPENSES

          WHEREAS, the Board of Directors has reviewed the amortization method contrasted with the capitalization method of recovering organizational expenditures; and

          WHEREAS, the adoption of the amortization method may affect tax savings and reduce accounting costs;

          NOW, THEREFORE, BE IT RESOLVED that the Corporation is hereby authorized to adopt a system of amortizing organizational expenditures ratably over a period of not less than 60 months in accordance with
     Section 248 of the Internal Revenue Code of 1986, as amended.

     7.   ADOPTION OF FISCAL YEAR

          WHEREAS, it is deemed to be in the best interest of the Corporation to adopt a fiscal year for tax and accounting purposes;

          NOW, THEREFORE, BE IT RESOLVED that the fiscal year of the Corporation shall be the year ending December 31; and

          RESOLVED FURTHER that the President is hereby authorized and directed to take all necessary steps and to cause all necessary and appropriate forms to be filed with the appropriate governmental agency to reflect the foregoing selection of fiscal year.

      8.  DESIGNATION OF PRINCIPAL OFFICE

          WHEREAS, it is in the best interest of the Corporation to designate a principal office for transacting the business of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED that the following address is hereby designated as the address of the principal office of the
     Corporation:

                    Stanford Place 3, Suite 902
                    4582 South Ulster Street Parkway
                    Denver, Colorado  80237

     9.   DESIGNATION OF DEPOSITORIES

          WHEREAS, it is deemed to be in the best interest of the Corporation to provide for a depository for the funds of the Corporation and to authorize certain officers to deal with the corporate funds;

          NOW, THEREFORE, BE IT RESOLVED that a depository for funds of the Corporation which may, from time to time, be placed in such account or accounts as the President, any Vice President or the Secretary may from time to time determine should be established for the Corporation; and

          RESOLVED FURTHER that the President, any Vice President or the Secretary are hereby authorized and directed, in connection with the establishment of any accounts, to perform any and all acts that they may deem necessary or advisable, and to deliver all requisite papers, signature cards, resolutions and the like; and the execution by such officers of any such items or the doing by them of any such act in connection with the establishment of such accounts shall conclusively establish their authority therefor and the Corporation's approval and ratification thereof; and

          RESOLVED FURTHER that, without limiting the generality of the power conferred by the foregoing resolution, the Board of Directors hereby adopts each and every special resolution in the form prescribed by the bank, which it shall deem necessary or desirable to authorize the establishment of such accounts as the above officers may from time to time determine should be established, and the officers of the Corporation are hereby authorized to execute and deliver certificates of the adoption of such resolutions as though they were specifically adopted by the Board of Directors; and

          RESOLVED FURTHER that the standard form banking resolutions, loan documents, guarantees and other applicable documents customarily required by any such financial institutions are hereby adopted without the necessity of further action by the Board of Directors at the time such arrangements are established, except for arrangements obligating the Corporation for more than $10,000, in which event separate board approval shall be required, it being intended that these resolutions constitute specific board authorization, approval and adoption of all such arrangements (except for those obligating the Corporation for $10,000 or more) at the time such arrangements are established.

     10.  AUTHORIZATION TO OBTAIN ALL NECESSARY LICENSES,
          PERMITS AND APPROVAL TO CONDUCT BUSINESS

          WHEREAS, there may be a number of licenses, permits and approvals that the Corporation is required to obtain before it has necessary authority for the lawful conduct of its business;

          NOW, THEREFORE, BE IT RESOLVED, that each and every officer of the Corporation is hereby authorized and directed to take all necessary or advisable steps to cause the Corporation to become lawfully empowered to conduct its business as set forth in the Certificate of Incorporation; and

          RESOLVED FURTHER that, without limiting the generality of the foregoing, any such officer is hereby specifically authorized and directed to cause all necessary applications, fees, bonds and other papers, documents and information to be obtained, prepared and filed to obtain all permits and licenses necessary or appropriate for the conduct of the Corporation's business, and to take all further steps that may be appropriate to obtain necessary licenses of authority.

     11.  CORPORATE COMPLIANCE

          BE IT RESOLVED that the officers of the Corporation are hereby authorized and directed to take any and all actions they shall deem necessary or appropriate to insure the good standing status of the Corporation under the laws of the State of Colorado, including, but not limited to, the filing of the Corporation's annual report of the Corporation with the Colorado Secretary of State's office.

     12.  GENERAL AUTHORIZATION

          BE IT RESOLVED that in addition to the specific authorizations set forth in any of the foregoing resolutions, the proper officers of the Corporation be, and they hereby are, authorized to take from time to time any and all such action and to execute and deliver from time to time any and all such instruments, requests, receipts, notes, applications, reports, certificates and other documents as may be necessary or advisable in their opinion, or in the opinion of any of them, to effectuate, consummate and comply with the purpose and intent of any of the foregoing resolutions.

     IN WITNESS WHEREOF, this unanimous written consent has been executed as of the date stated above.

                                      DIRECTORS:



                                      /s/ Franklin L. Haney
                                      ------------------------------
                                          Franklin L. Haney


                                      /s/ C. Roger Addlesperger
                                      ------------------------------
                                          C. Roger Addlesperger